SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 9, 2002

Commission File Number 0-1859

KNAPE & VOGT MANUFACTURING COMPANY
(Exact name of registrant as specified in its charter)

Michigan (State of Incorporation)	38-0722920 (IRS Employer Identification No.)

2700 Oak Industrial Drive, NE Grand Rapids, Michigan (Address of principal executive offices)	49505 (Zip Code)

(616) 459-3311
(Telephone Number)

Item 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE

On December 9, 2002, the Company announced that recent developments had allowed it to resolve certain legal matters and better estimate remaining litigation claims. As a result of this comprehensive review of its outstanding legal matters, the Company will report a pre-tax gain of approximately $800,000 in its second quarter earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Knape & Vogt Manufacturing Company (Registrant)
Date:	December 9, 2002	/s/ William R. Dutmers William R. Dutmers Chairman and Chief Executive Officer
Date:	December 9, 2002	/s/ Leslie J. Cummings Leslie J. Cummings Vice President of Finance and Treasurer

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